UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Affirmative Insurance Holdings, Inc. (Company) held its annual meeting of shareholders at the Company’s Addison, Texas offices. A total of 15,337,416 of the Company’s shares of common stock were present or represented by proxy at the annual meeting. This represented approximately 94.94% of the Company’s shares outstanding on the April 15, 2015 record date. Three proposals were voted upon at the annual meeting and each was approved. Each of Thomas C. Davis, Nimrod T. Frazer, Mory Katz, Michael J. McClure, Eric Rahe, David I. Schamis, Robert T. Williams, Jr. and Paul J. Zucconi was elected as a director, each to serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified. In addition: (i) the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015 by the Company’s Audit Committee was ratified, and (ii) a “say-on-pay” resolution approving the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

The following table sets forth the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for each of the proposals voted upon at the Company’s annual meeting of shareholders:

Description of Matter	For	Against	Withheld	Abstentions	Broker Non-Votes
1. Election of Directors:
Thomas C. Davis	13,460,519	n/a	10,977	n/a	1,865,920
Nimrod T. Frazer	13,459,015	n/a	12,481	n/a	1,865,920
Mory Katz	13,460,519	n/a	10,977	n/a	1,865,920
Michael J. McClure	13,456,015	n/a	15,481	n/a	1,865,920
Eric Rahe	13,335,957	n/a	135,539	n/a	1,865,920
David I. Schamis	13,459,015	n/a	12,481	n/a	1,865,920
Robert T. Williams	13,460,519	n/a	10,977	n/a	1,865,920
Paul J. Zucconi	13,459,015	n/a	12,481	n/a	1,865,920

2. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2015.	15,323,826	12,240	n/a	1,350	0

3. Advisory Resolution on Executive Compensation (“Say-on-Pay”)	13,456,719	2,543	n/a	12,234	1,865,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: June 5, 2015	By:	/s/ John P. Killacky
John P. Killacky
Executive Vice President and General Counsel